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                                                                      EXHIBIT 4

                              AMENDMENT NUMBER 5 TO
                      TRANSFER AND ADMINISTRATION AGREEMENT

                  AMENDMENT NUMBER 5 TO TRANSFER AND ADMINISTRATION AGREEMENT (this "AMENDMENT"), dated as of March 31, 2000, among WACKENHUT FUNDING CORPORATION, a Delaware corporation (the "TRANSFEROR") and its successors and assigns, THE WACKENHUT CORPORATION, a Florida corporation, individually and as servicer ("WACKENHUT" or the "SERVICER"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("ENTERPRISE" or the "PURCHASER") and its successors assigns, and BANK OF AMERICA, N.A. (as successor to NATIONSBANK, N.A.), a national banking association ("BANK OF AMERICA"), as agent for Enterprise and the Bank Investors (in such capacity, the "AGENT") and as a Bank Investor, amending that certain Transfer and Administration Agreement dated as of December 30, 1997 among the Transferor, the Servicer, the Purchaser, the Agent and Bank of America (collectively, the "PARTIES"), as amended to the date hereof by the First Amendment to Transfer and Administration Agreement dated as of March 24, 1998, among the Parties, the Second Amendment to Transfer and Administration Agreement dated December 23, 1998, among the Parties, the Third Amendment to the Transfer and Administration Agreement dated January 29, 1999, among the Parties, and the Fourth Amendment to the Transfer and Administration Agreement dated January 28, 2000, among the Parties (collectively, the "ORIGINAL AGREEMENT," and said agreement as amended by this Amendment, the "AGREEMENT").

                  WHEREAS, the Transferor has requested that the Purchaser and the Agent agree to: (a) extend the Commitment Termination Date of the Original Agreement, and (b) make certain other amendments to the Original Agreement;

                  WHEREAS, the Original Agreement requires that the consent of the Transferor, the Servicer, the Purchaser and each Bank Investor be obtained in order to effect certain of the amendments contemplated herein;

                  WHEREAS, on the terms and conditions set forth herein, the parties hereto consent to such amendments;

                  WHEREAS, capitalized terms used herein shall have the meanings assigned to such terms in the Original Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1.  AMENDMENT TO DEFINITIONS.

                  (a) The definition of "PROGRAM FEE" is hereby deleted in its entirety and replaced with the following:



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                           "PROGRAM FEE" shall have the meaning set forth in the
                  Fee Letter. If at any time the certificate furnished to the Agent pursuant to Sections 7.5(a) or (b) shall disclose that Consolidated Funded Debt (excluding Funded Debt of WCC from Consolidated Funded Debt) exceeds 40% of Total Capitalization and does not exceed 50% of Total Capitalization, then 0.25% shall be added to the Program Fee set forth in the Fee Letter (such incremental amount, the "Step-up Fee") effective for the full fiscal quarter immediately following the calculation date of such covenant.

                  (b) The definition of "NET INCOME AVAILABLE FOR FIXED CHARGES" in Appendix C of the Agreement is hereby amended by deleting the period at the end of clause (iv) and adding the following phrase at the end of such definition:

                           "; PROVIDED, HOWEVER, that with respect to an
                  acquisition of a Subsidiary that is accounted for by Wackenhut in accordance with GAAP as a "purchase", for the four fiscal-quarter periods ending next following the date of such acquisition, all components of Net Income Available for Fixed Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such acquisition had been consummated as a "pooling of interests"."

                  (c) The definition of "CONSOLIDATED NET WORTH" in Appendix C of the Agreement is hereby amended by deleting the final clause thereof, reading "plus or minus, as the case may be (iv) the cumulative effect of foreign exchange valuations" and inserting in lieu thereof the following:

                           "plus (iv) up to $7,000,000 for the cumulative effect
                  of the change in accounting principles regarding start-up costs of WCC."

                  (d) The following definition is added to the Agreement:

                           "STEP-UP FEE" has the meaning set forth in the
                  definition of "PROGRAM FEE".

                  SECTION 2. AMENDMENT TO SECTION 1.4. Section 1.4 of the Original Agreement is hereby amended to (a) delete the heading "Number of Undivided Interests" (b) delete the text of Section 1.4 and (c) substitute the word "[Reserved]" therefor.

                  SECTION 3. AMENDMENT TO SECTION 1.5(a). Section 1.5(a) of the Original Agreement is hereby amended to read in its entirety as follows (solely for convenience, changed text is italicized):

                           "(a) The "COMMITMENT TERMINATION DATE" shall be the
                  earlier to occur of (i) JANUARY 26, 2001 (herein, as the same



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                  may be extended, called the "SCHEDULED COMMITMENT TERMINATION
                  DATE"), and (ii) the date of Termination of the Commitment pursuant to SECTION 1.7 or 11.2."

                  SECTION 4. AMENDMENT TO SECTION 7.1(h). Section 7.1(h) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                           "(h) MINIMUM NET WORTH. The Transferor shall at all
                  times maintain a net worth in accordance with GAAP which is not less than an amount equal to the sum of (i) the Aggregate Unpaid Balance of all Defaulted Receivables and (ii) the sum of the Aggregate Unpaid Balance of the three largest Receivables of the Obligors; PROVIDED, HOWEVER, that in any case, the net worth shall never be less than 15% of the Aggregate Unpaid Balance of the Receivables."

                  SECTION 5.  AMENDMENTS TO SECTION 7.7.

                  Section 7.7(A) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                           "(A) CONSOLIDATED NET WORTH. The Servicer will at all
                  times keep and maintain Consolidated Net Worth at an amount not less than (i) 90% of the Servicer and its Subsidiaries Consolidated Net Worth at December 30, 1997 and (ii) as at the last day of each succeeding fiscal quarter of the Servicer and until (but excluding) the last day of the next following fiscal quarter of the Servicer, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this SECTION 7.7 as at the end of the immediately preceding fiscal quarter, plus, (B) 50% of Consolidated Net Income (with no reduction for net losses for any period) for the fiscal quarter of the Servicer ending on such day, provided that for the quarter ended December 31, 1998 there shall be added to Consolidated Net Income up to $7,000,000 for the cumulative effect of the change in accounting principles regarding start-up costs of WCC, plus (C) 75% of the net proceeds to the Servicer from the sale of shares of the Servicer's capital stock received during the fiscal quarter of the Servicer ending on such date. The calculation of this covenant shall be based upon the consolidated financial statements of the Servicer and its Subsidiaries, including WCC."

                  Section 7.7(B)(i) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                           "(i) The Servicer will at all times keep and maintain
                  Consolidated Funded Debt (excluding Funded Debt of WCC from Consolidated Funded Debt) in an amount not to exceed 50% of Total Capitalization."




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                  Section 7.7(B)(ii) of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                           "(ii) The Servicer and its Subsidiaries (other than
                           WCC) will not, at any time, issue, incur, assume, be or become liable in respect of any Indebtedness other than (i) INDEBTEDNESS REPRESENTING AMOUNTS RECEIVED BY THE SERVICER OR ANY SUBSIDIARY IN EXCHANGE FOR THE TRANSFER OF INTERESTS IN TRADE RECEIVABLES ARISING UNDER THIS AGREEMENT, (ii) the purchase of products, merchandise and services in the ordinary course of business, (iii) Indebtedness outstanding on the Closing Date, (iv) Indebtedness of a Guarantor to the Servicer or to another Guarantor, (v) INDEBTEDNESS ARISING UNDER THAT CERTAIN AMENDED AND RESTATED REVOLVING CREDIT AND REIMBURSEMENT AGREEMENT AMONG WACKENHUT AND BANK OF AMERICA, N.A. AS AGENT FOR THE LENDERS DATED DECEMBER 30, 1997, and (vi) other Indebtedness in an aggregate amount for the Servicer and all Subsidiaries (other than WCC) taken as a whole not greater than $30,000,000."

                  SECTION 6. CONDITION PRECEDENT. This Amendment shall not become effective until the Agent shall have executed this Amendment and shall have received counterparts of this Amendment executed by the Purchaser, the Transferor, the Servicer and each Bank Investor.

                  SECTION 7. REPRESENTATIONS AND WARRANTIES. Each of the Transferor and the Servicer hereby makes to the Purchaser, the Agent and each Bank Investor on and as of the date hereof, the following representations and warranties:

                           (a) AUTHORITY. Each of the Transferor and the
                  Servicer has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Original Agreement (as modified hereby). The execution, delivery and performance by the Transferor and the Servicer of this Amendment and the performance of the Original Agreement (as modified hereby) have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions;

                           (b) ENFORCEABILITY. This Amendment has been duly
                  executed and delivered by each of the Transferor and the Servicer. The Original Agreement (as modified hereby) is the legal, valid and binding obligation of the Transferor and the Servicer enforceable against the Transferor and the Servicer in accordance with its terms, and is in full force and effect; and



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                           (c) REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties of the Transferor and the Servicer contained in the Original Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                  SECTION 8. REFERENCE TO AND EFFECT ON THE ORIGINAL AGREEMENT.

                  Except as specifically amended and modified above, the Original Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  The execution, delivery and effectiveness of this Amendment shall not operate as waiver of any right, power or remedy of the Purchaser, the Agent or the Bank Investor(s) under the Agreement, nor constitute a waiver of any provision of the Original Agreement.

                  SECTION 9. NO TERMINATION EVENT. No event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event.

                  SECTION 10. AMENDMENT AND WAIVER. No provision hereof may be amended, waived, supplemented, restated, discharged or terminated without the written consent of the Transferor, the Purchaser, the Agent and the Majority Investors.

                  SECTION 11. SUCCESSORS AND ASSIGNS. This Amendment shall bind, and the benefits hereof shall inure to the parties hereof and their respective successors and permitted assigns; PROVIDED, HOWEVER, the Transferor may not assign any of its rights or delegate any of its duties under this Amendment without the prior written consent of the Purchaser.

                  SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 13. SEVERABILITY; COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same





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instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 14. CAPTIONS. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first written above.

                                         ENTERPRISE FUNDING CORPORATION,
                                         as Purchaser

                                         By: /s/ Kevin P. Burns
                                             -------------------------------
                                             Name:  Kevin P. Burns
                                             Title: Vice President

                                         WACKENHUT FUNDING CORPORATION
                                         as Transferor

                                         By: /s/ Victoria L. Garrett
                                             --------------------------------
                                             Name:  Victoria L. Garrett
                                             Title: Vice President

                                         THE WACKENHUT CORPORATION,
                                          as Servicer

                                         By: /s/ Juan Miyar
                                             --------------------------------
                                             Name:  Juan Miyar
                                             Title: V.P. Corporate Controller

                                         BANK OF AMERICA, N.A. (as successor
                                         to NATIONSBANK, N.A.),
                                         as Agent and a Bank Investor

                                         By: /s/ Chris Parrish
                                             --------------------------------
                                             Name:  Chris Parrish
                                             Title: Vice President

                                         SUNTRUST BANK, SUCCESSOR-IN-INTEREST
                                         TO SUNTRUST BANK, SOUTH FLORIDA, N.A.,
                                         as a Bank Investor

                                         By: /s/ Jon C. Long
                                             --------------------------------
                                             Name:  Jon C. Long
                                             Title: Vice President

                                         THE BANK OF NOVA SCOTIA,
                                         as a Bank Investor

                                         By: /s/ William E. Zarrett
                                             --------------------------------
                                             Name:  William E. Zarrett
                                             Title: Managing Director




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